EXHIBIT 99

   CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995



    Georgia-Pacific Corporation (the "Corporation") desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is filing this Current Report on Form 8-K in order to do so. Many of the important factors discussed below have been discussed in the Corporation's prior SEC filings.

    The Corporation wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Corporation's actual financial results, and could cause the Corporation's actual consolidated results for the fourth quarter of 1996, and for subsequent quarterly and annual accounting periods, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Corporation:

-- With respect to the Corporation's Building Products business, variations in the level of housing starts in the U.S. as a whole and in local building markets; the level of repairs, remodeling and additions to existing homes; changes in industrial markets; commercial building activity; and the availability and cost of financing.

-- With respect to the Corporation's Pulp and Paper business, the level of economic activity in U.S. and export markets, customer and producer inventory levels at any particular time, and fluctuations in currency exchange rates.

-- For both Building Products and Pulp and Paper products, changes in the productive capacity of the Corporation and other producers in the U.S. and in foreign countries.

-- The supply and cost of wood fiber in the U.S. and in foreign countries, which in turn is impacted by industry demand, government restrictions on timber harvesting on federal lands, and other federal and state regulations.

-- Increased availability of Canadian lumber imports, which may place downward pressure on log and finished lumber prices in the U.S.

-- The level of costs incurred in connection with initiatives to change and improve certain administrative and logistical processes in the Corporation's Distribution Division.

-- The ability of the Corporation to achieve expected returns on numerous capital projects, which depends on the Corporation's ability to control the cost of, and to realize productivity and product quality improvements and per unit production cost decreases expected from, such projects.

-- The ability of the Corporation to eliminate many functions and associated positions that currently are a part of the Corporation's overhead costs.

-- The realization of projected savings from numerous investments in systems, operations and cost reduction programs.

-- The ability of the Corporation to execute its strategy as a low-cost producer of its products.

-- The Corporation's actions in response to intense competition within the forest products industry.

-- Various legal proceedings to which the Corporation is, or in the future may become, a party. As is the case with other companies in similar industries, the Corporation in particular faces exposure from actual or potential claims and lawsuits involving environmental matters. For example, the Corporation currently is defending lawsuits and claims of numerous plaintiffs who allege that they have suffered personal injury as a result of exposure to asbestos-containing products.

-- The effects on the Corporation (especially on its capital investment requirements) of environmental and pollution control laws and regulations in all jurisdictions in which the Corporation operates.

-- The effects on the Corporation's reported consolidated cash flow, results of operations and financial position of (i) changes in tax, securities and other laws and regulations, (ii) changes in the pronouncements of the Financial Accounting Standards Board, and (iii) periodic adjustment by the Corporation, in accordance with generally accepted accounting principles, of various estimates used in the preparation of its consolidated financial statements.